SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 8, 2004

Monolithic System Technology, Inc.

(Exact name of registrant as specified in its charter)

000-32929	DELAWARE	77-0291941
Commission File Number	(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

1020 Stewart Drive

Sunnyvale, California 94085

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 731-1800

Item 5. Other Events

Settlement of Litigation

On July 12, 2004, Monolithic System Technology, Inc. (MoSys) and Synopsys, Inc. announced the settlement of their litigation relating to the termination by Synopsys of the merger agreement dated February 23, 2004 between the parties. Under the terms of the settlement agreement, Synopsys and MoSys agreed to settle the merger termination lawsuit filed by MoSys without further liability or payment to one another, and MoSys agreed to dismiss the suit. MoSys retains the $10 million termination fee previously paid by Synopsys.

The press release issued by the Company on July 12, 2004 and the Settlement Agreement are included in this report as exhibits.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

99.1 July 12, 2004 press release announcing the settlement of litigation.

99.2 Settlement Agreement, dated as of July 8, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monolithic System Technology, Inc.

By:	/s/ MARK VOLL

Name: Mark Voll
Title: Vice President and CFO

July 14, 2004